    As filed with the Securities and Exchange Commission on December 8, 2000
                                                   Registration No. 333-________
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ____________________

                              eFUNDS CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                                                          39-1506286
(State or other jurisdiction of incorporation)                       (I.R.S. Employer Identification No.)

          7272 E. Indian School Road, Suite 420, Scottsdale, Arizona              85251
                    (Address of principal executive offices)                   (Zip Code)

             eFUNDS CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

       John A. Blanchard III
  Chairman and Chief Executive Officer    Copy to:  Robert A. Rosenbaum, Esq.
      eFunds Corporation                             Dorsey & Whitney LLP
    7272 E. Indian School Road                       Pillsbury Center South
         Suite 420                                   220 South Sixth Street
   Scottsdale, Arizona 85251               Minneapolis, Minnesota  55402-1498
        (602) 659-2135                                (612) 340-5681
(Name, address and telephone number, including area code, of agent for service)
                             ____________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                     Proposed                   Proposed              Amount of
       Title of securities               Amount to be         maximum offering price       maximum aggregate       registration fee
        to be registered                  registered               per share(1)            offering price(1)
Common Stock, $.01 par value           2,275,000 shares                     $8.4375             $19,195,313                   $5,068
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1). The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 4, 2000.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         .    our prospectus filed on June 27, 2000 pursuant to Rule 424(b);

         . our quarterly reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000; and

         . the description of our common stock contained in our registration statement on Form 8-A12G (SEC File No. 000-30791) and any amendment or report filed for the purpose of updating the description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, our certificate of incorporation provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. As permitted by the DGCL, our certificate of incorporation also includes a provision that eliminates the personal liability of our directors for monetary damages for breach of the director's fiduciary duty, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding payments of dividends, stock purchases or redemptions which are unlawful; or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         4.1  eFunds Corporation 2001 Employee Stock Purchase Plan.

         4.2 Rights Agreement by and between eFunds and EquiServe Trust Company N.A., Rights Agent, dated as of May 1, 2000 (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-8 (Registration No. 333-51536)).

         4.3 Certificate of Designations of Series A Participating Preferred Stock (incorporated by reference to Exhibit 4.3 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000).

         5.1  Opinion of Dorsey & Whitney LLP.

         23.1 Consent of Deloitte & Touche LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

         24.1 Power of Attorney.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 8, 2000.

                               eFUNDS CORPORATION

                               By   /s/ John A. Blanchard III
                                  ---------------------------
                                  John A. Blanchard III
                                  Chairman of the Board and Chief Executive
                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 8, 2000.


Signature                                  Title
---------                                  -----

/s/ John A. Blanchard III                  Chairman of the Board and Chief
--------------------------------------     Executive Officer (principal
John A. Blanchard III                      executive officer)

/s/ Paul H. Bristow                        Executive Vice President and Chief
--------------------------------------     Financial Officer (principal
Paul H. Bristow                            financial and accounting officer)

    *                                      Director
--------------------------------------
John J. (Jack) Boyle III

    *                                      Director
--------------------------------------
Jack Robinson

    *                                      Director
--------------------------------------
Hatim A. Tyabji

    *                                      Director
--------------------------------------
John H. LeFevre

    *                                      Director
--------------------------------------
Lois M. Martin

                                           Director
______________________________________
Lawrence J. Mosner

    *                                      Director
--------------------------------------
Sheila A. Penrose

    *                                      Director
--------------------------------------
Janet Clarke


*    By  /s/ Steven F. Coleman
        ------------------------------
        Steven F. Coleman, Attorney-in-Fact

                                 EXHIBIT INDEX

     4.1  eFunds Corporation 2001 Employee Stock Purchase Plan.

     4.2 Rights Agreement by and between eFunds and EquiServe Trust Company N.A., Rights Agent, dated as of May 1, 2000 (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-8 (Registration No. 333-51536)).

     4.3 Certificate of Designations of Series A Participating Preferred Stock (incorporated by reference to Exhibit 4.3 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000).

     5.1  Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney.